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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

DYNAMEX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

DYNAMEX INC.
1870 Crown Drive
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 11, 2005

To the Shareholders of DYNAMEX INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dynamex Inc., a Delaware corporation, will be held at the Four Seasons Resort and Club, Carpenter Room, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Tuesday, January 11, 2005, at 10:00 A.M. Dallas time for the following purposes:

1.	To elect six (6) directors of the Company;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2005;

3.	To approve the Second Amendment to the Company’s Amended and Restated 1996 Stock Option Plan; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of record at the close of business on November 16, 2004 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, you are requested to sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

By Order of the Board of Directors,

/s/ Wayne Kern
Wayne Kern
Secretary

Dallas, Texas
November 12, 2004

DYNAMEX INC.
1870 Crown Drive
Dallas, Texas 75234

PROXY STATEMENT
For
Annual Meeting of Shareholders
To be Held January 11, 2005

     This Proxy Statement is furnished to shareholders of Dynamex Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 11, 2005, and at any adjournments or postponements thereof.

     This Proxy Statement with the accompanying Proxy is first being mailed to shareholders on or about December 2, 2004. The Company’s Annual Report, covering the Company’s 2004 fiscal year, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

ACTIONS TO BE TAKEN AT THE MEETING

     At the Annual Meeting, holders of the Company’s Common Stock (the “Common Stock”) will consider and vote (1) to elect as directors of the Company Messrs. Richard K. McClelland, Kenneth H. Bishop, Brian J. Hughes, Wayne Kern, Stephen P. Smiley and Bruce E. Ranck, (2) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2005, (3) to approve the Second Amendment to the Company’s Amended and Restated 1996 Stock Option Plan, and (4) to transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on November 16, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 11,485,897 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

     The presence, either in person or by properly executed proxy, of the holders of record of a majority of the voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee set forth above requires the affirmative vote of the holders of record of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors at the meeting. The affirmative vote of the holders of a majority of the outstanding common stock, represented in person or by proxy, at the Annual Meeting is required to approve the proposal to ratify the selection of auditors and approve the Second Amendment to the Company’s Amended and Restated 1996 Stock Option Plan.

     The enclosed proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it, by submitting a subsequently dated proxy, or by appearing at the annual meeting and voting in person. Unless revoked, a properly signed and dated proxy that is returned will be voted in accordance with the directions thereon. If no instructions are specified, the shares will be voted for the election of the nominees for Director, for the ratification of BDO Seidman, LLP as independent auditors and, for the approval of the Second Amendment to the Company’s Amended and Restated 1996 Stock Option Plan. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

     If a shareholder owns shares in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If a shareholder does not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as

“broker non-votes”). Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting but are not counted for purposes of the election of directors. In connection with the other proposals, votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     A brief description of each director and executive officer of the Company is provided below. All current directors of the Company are nominees for director at the Annual Meeting. Directors hold office until the next annual meeting of the shareholders or until their successor is elected and qualified. All officers serve at the discretion of the Board of Directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

Directors

     Richard K. McClelland, 53, became the President, Chief Executive Officer and a director of the Company in May 1995 upon the closing of the Company’s acquisition of Dynamex Express (the ground courier division of Air Canada), where he also served as President since 1988. He was elected as Chairman of the Board of the Company in February 1996. Prior to joining Dynamex Express in 1986, Mr. McClelland held a number of advisory and management positions with the Irving Group, Purolator Courier Ltd. and Sunbury Transport Ltd., where he was engaged in the domestic and international same-day air, overnight air, and trucking businesses.

     Kenneth H. Bishop, 67, has served as a director of the Company since August 1996. Mr. Bishop is currently Chief Executive Officer of the Winnipeg Habitat for Humanity. From 1974 to August 1996, Mr. Bishop was President and General Manager of Zipper Transportation Services, Ltd. and a related company (together “Zipper”) which operated a same-day delivery business in Winnipeg, Manitoba. The Company acquired Zipper in August 1996.

     Brian J. Hughes, 43, has served as a director of the Company since May 1995. Mr. Hughes has served as the Vice President — Investments of GuideOne Insurance Group since September 1992. From 1986 to 1992, Mr. Hughes served as Assistant Vice President — Investments at Boatmen’s National Bank.

     Wayne Kern, 72, has served as a director of the Company since February 1996. Mr. Kern served as Senior Vice President and Secretary of Heritage Media Corporation from 1987 through 1997. From 1991 to 1995, Mr. Kern also served as Executive Vice President of Crown Media, Inc. From 1979 to 1991, Mr. Kern served as the Executive or Senior Vice President, General Counsel and Secretary of Heritage Communications, Inc. Mr. Kern also currently serves as a director and secretary of Da-Lite Company.

     Stephen P. Smiley, 55, has served as a director of the Company since 1993 and was a Vice President of the Company from December 1995 through February 1996. Mr. Smiley was President of Hoak Capital Corporation from 1991 through February 1996. Mr. Smiley joined Hunt Private Equity Group, Inc. (a private investment company) as Executive Vice President in February 1996, and was appointed President in January 1997.

     Bruce E. Ranck, 55, has served as a director of the Company since March 2002. Mr. Ranck is Chairman and CEO of Tartan Textile Services, Inc. Mr. Ranck is also a partner in Bayou City Partners, a venture capital firm. From 1970 through 1999, Mr. Ranck held increasing positions of responsibility with Browning-Ferris Industries (“BFI”). In 1990 he was elected to the Board of BFI and in 1995 became Chief Executive Officer as well as President. Mr. Ranck has served on the Boards of Furon Company, Chase Bank of Texas and SITA, the largest non- North American waste services company in the world.

Executive Officers

     Ray E. Schmitz, 58, was elected Vice President and Chief Financial Officer in March 2002. Mr. Schmitz joined the Company and was elected Vice President - Controller in January 1999. Prior to joining the Company, Mr. Schmitz was Vice President — Controller of EEX Corporation from 1997 to 1999. Previous to that, he was Assistant Controller of ENSERCH Corporation and Controller of Enserch Exploration, Inc., a subsidiary of ENSERCH Corporation and predecessor to EEX Corporation, from 1984 to 1996.

     Mr. James H. Wicker III, 35, has been Vice President – Business Development since November 2002. Prior to that he served as Vice President - Information Systems since January 1999 and continues to oversee that part of the business. Mr. Wicker joined the Company as Director, Information Technology in April 1998. Prior to joining the Company, Mr. Wicker held the position of Director of Information Services at Heritage Media Corporation from March 1997 to April 1998. Previous to that, he was Director of Information Services of Denton County from February 1988 to March 1997.

Operations and Compensation of the Board of Directors

     There were five meetings of the Board of Directors during fiscal year 2004. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) that he was required to attend. The independent directors of the Company meet in executive session during scheduled “in-person” Audit Committee meetings since the Audit Committee is composed of the independent directors. The independent directors met in executive session three times in fiscal 2004.

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company will receive an annual fee of $7,500 as compensation for his or her services as a member of the Board of Directors. Non-employee directors will receive an additional fee of $600 for each meeting of the Board of Directors attended in person by such director and $300 for each telephonic meeting in which such director participates. Non-employee directors who serve on a committee of the Board of Directors will receive $800 ($1,000 for Chairman) for each committee meeting attended in person and $500 ($700 for Chairman) for each telephonic committee meeting in which such director participates. On the date upon which a non-employee director is first elected or appointed a member of the Board, he shall receive a grant of a non-qualified stock option to purchase 2,500 shares of common stock. Non-employee directors subsequently re-elected at any annual meeting of shareholders shall receive as of the date of such annual meeting, the grant of a non-qualified stock option to purchase 2,500 shares of common stock. Options granted to non-employee directors are immediately exercisable. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

Committees of the Board of Directors

     The Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.dynamex.com. Additionally, a copy of the charter for the Audit Committee is included herewith. The members of the committees are identified in the following table.

     The Audit Committee hires and replaces independent auditors as appropriate, evaluates the performance of, independence of and the non-audit services provided by independent auditors, evaluates the quality of the Company’s accounting principles and financial reporting and makes recommendations with respect to those matters to the Board of Directors. The Audit Committee consists of all five outside directors, Messrs. Bishop, Hughes, Kern, Smiley and Ranck. The Audit Committee met four times during fiscal year 2004. The Board of Directors has determined that Mr. Ranck is an “audit committee financial expert” as defined in Item 401 (h) of Regulation S-K. Mr. Ranck and each of the other members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. See “Report of the Audit Committee” included elsewhere in this prospectus.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company’s stock option plan. During fiscal year 2004, the Compensation Committee consisted of three members, Messrs. Hughes, Bishop and Smiley (none of whom is an officer or employee of the Company). The Compensation Committee met four times during fiscal year 2004. See “Report of the Compensation Committee” included elsewhere in this prospectus.

     The Executive Committee exercises all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as otherwise reserved in the Company Bylaws or designated by resolution of the Board of Directors for action by the full board or another committee thereof. The Executive Committee consists of two members, Messrs. McClelland and Smiley. There were no meetings held by the Executive Committee during fiscal year 2004.

     The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors, recommending members of and Chairperson for each Board committee, periodic reviews and assessments of the Company’s Corporate Governance Principles and the Company’s Code of Business Ethics and Conduct, overseeing the annual self-evaluation of the performance of the Board and making recommendations on those matters to the Board. The Nominating and Corporate Governance Committee met once during fiscal year 2004. The Committee consists of three members, Messrs. Kern, Smiley and Hughes, each of whom is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Qualifications to Serve as Director

     Each candidate for director must possess at least the following specific minimum qualifications:

1.	Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2.	Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

3.	No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.	Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

5.	In addition, the Governance and Nominating Committee also considers it desirable that candidates possess the following qualities or skills:

(a)	Each candidate shall contribute to the overall diversity of the Board of Directors – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b)	Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c)	Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences might include, among other things, executive management experience within the transportation industry, and relevant senior level experience in one or more of the following areas – finance, accounting, sales and marketing, organizational development, information technology and public relations.

     Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant negative factor in any assessment of a candidate’s suitability.

Internal Process of Identifying Candidates

     The Nominating and Corporate Governance Committee will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from shareholders. In determining whether to nominate a candidate, the Nominating and Corporate Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Nominating and Corporate Governance Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Nominating and Corporate Governance Committee. Reports from those interviews or from Nominating and Corporate Governance Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Nominating and Corporate Governance Committee are then considered in determining whether a candidate shall be nominated. The Nominating and Corporate Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Shareholders

     Any shareholder of the Company may recommend one or more candidates to be considered by the Nominating and Corporate Governance Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of shareholders in accordance with Delaware corporate law. In order for the candidate recommendation to be timely for the Company’s 2006 annual meeting of shareholders, a shareholder’s notice to the Company’s Secretary must be delivered to the Company’s principal executive offices no later than July 15, 2005. Any such recommendations received by the Secretary will be presented to the Nominating and Corporate

Governance Committee for consideration. All candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Shareholder Communications with the Board of Directors

     Any Company shareholder who wishes to communicate with the Board of Directors or with an individual director may direct such communications to Mr. Wayne Kern, in his capacity as Corporate Secretary, at Dynamex Inc. 1870 Crown Drive, Dallas, Texas 74234-9416. The communication must be clearly addressed to Mr. Kern or to a specific director. The Board of Directors has approved a process pursuant to which Mr. Kern will review and forward any such correspondence to the appropriate person or persons for response.

Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

     There were no transactions between the executive officers and directors and the Company, and no advances to the executive officers during fiscal 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2004. BDO Seidman, LLP has served as the Company’s independent public accountants for the prior six fiscal years ended July 31, 2004. Although the appointment of independent public accountants is not required to be approved by the shareholders, the Board of Directors believes shareholders should participate in the selection of the Company’s independent public accountants. Accordingly, the shareholders will be asked at the meeting to ratify the Board’s appointment of BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2005.

     Representatives of BDO Seidman, LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

Principal Accountant Fees and Services

     The following is a summary of the fees billed to Dynamex Inc by BDO Seidman, LLP for professional services rendered for the fiscal years ended July 31, 2004 and 2003:

Fee Category	Fiscal 2004	Fees Fiscal 2003 Fees
Audit Fees	$280,000	$280,000
Audit-Related Fees	14,206	11,550
Other Fees	—	—
Tax Fees	79,674	95,584

Total Fees	$373,880	$387,134

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Dynamex’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Dynamex’ consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense and international tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO
RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS AS DESCRIBED ABOVE.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Dynamex specifically incorporates it by reference into a filing.

     The Audit Committee evaluates audit performance, engages and manages relations with the Company’s independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee oversees the Company’s reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and reporting process, including systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2004, which management has represented to the Audit Committee, have been prepared in accordance with accounting principles generally accepted in the United States of America.

     The Committee discussed with representatives of BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61. In addition, the Audit Committee received from BDO Seidman, LLP written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee), and has discussed with that firm the independent auditor’s independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm’s independence.

     The Audit Committee further discussed with the independent accountants the overall scope and plans for their respective audits. The Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls, and the overall quality of our financial reporting.

     Based upon the foregoing disclosures, representations, reports and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s 2004 fiscal year be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2004 for filing with the Securities and Exchange Commission.

Dated: October 6, 2004

Audit Committee
Bruce E. Ranck, Chairperson
Wayne Kern
Kenneth L. Bishop
Brian J. Hughes
Stephen P. Smiley

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 1996 STOCK
OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the amendment to the Amended and Restated 1996 Stock Option Plan (the “Option Plan”) to increase the number of shares reserved for issuance pursuant to the Option Plan from 1,300,000 to 1,750,000 and to eliminate the stated expiration date of the Option Plan.

     On October 6, 2004, the Board approved an amendment to the Option Plan to increase the number of shares authorized for issuance under the Option Plan by 450,000 shares to 1,750,000 shares and to eliminate the stated expiration date of the Option Plan, originally scheduled for 2006.

     As of July 31, 2004, options (net of cancelled or expired options) covering an aggregate of 1,162,144 shares had been granted under the Option Plan and 137,856 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan. Of the total available for future grants, 67,000 options were reserved for the Board of Directors and 70,856 options are available for employees.

     This amendment is intended to afford the Company greater flexibility in granting employees stock options and ensures that the Company can continue to grant such stock options at levels determined appropriate by the Board. During the last fiscal year, options to purchase 89,000 shares were granted to current executive officers or directors who are not executive officers and 91,000 shares were granted to employees who were not executive officers.

The Option Plan and the terms to be amended are summarized below.

Plan Summary

     General. The purpose of the Option Plan is to attract and retain the best available employees and directors of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the business of the Company. Under the Option Plan, any employee, including an employee who is a director, is eligible to receive incentive stock options (“ISOs”) (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the “Code”)), nonqualified stock options (which do not meet the requirements of Section 422) and restricted stock grants (which restrictions may include, without limitation, restrictions on the right to vote or receive dividends with respect to such shares). Non-employee directors are only eligible to receive nonqualified stock options pursuant to a specified formula described below. There are approximately 2,300 persons eligible to participate in the Option Plan.

     The Compensation Committee administers and interprets the Option Plan and is authorized to grant options and restricted stock to all directors and eligible employees, including officers. The maximum number of shares of Common Stock approved for issuance under the Option Plan is 1,750,000, of which no more than 175,000 shares may be delivered pursuant to restricted stock grants and the exercise of options awarded to non-employee directors. Options to purchase more than an aggregate of 500,000 shares may not be granted to any one participant. Restricted stock grants covering more than an aggregate of 175,000 shares may not be granted to any one participant. The Compensation Committee designates the optionees or stock recipients, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option will be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Option Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

     The Compensation Committee may provide that the purchase price for shares subject to an option be paid in full by cash, check, or share exchange. The Compensation Committee may determine the effect on (which effect may include termination of) an option or restricted stock grant (other than an option or restricted stock grant granted to non-employee directors) upon the disability, death, retirement or other termination of employment of a Option Plan participant and shall determine the extent to which the period during which the participant’s legal representative, or beneficiary may exercise rights under such award. Shares of restricted stock, prior to the lapse of all restrictions thereon, and options, may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative.

     Non-Employee Directors. Non-employee directors are granted a nonqualified option to purchase 2,500 shares on the date of their initial election or appointment to the Board. Non-employee directors subsequently reelected at any Annual Meeting of shareholders receive as of the date of such meeting a nonqualified option to purchase 2,500 shares. Options granted to each non-employee director are immediately exercisable. If a non-employee director ceases to be a director of the Company, such director’s options shall be exercisable by him only during the six months following the date he ceases to be a director (or if he dies while a director, by his or his estate’s legal representative within six months of the date of death) except that, a non-employee director’s options shall terminate immediately on the date such person is removed “for cause”, which is defined as fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company.

     Acceleration of Exercisability for Executive Officers and Directors. An option or restricted stock grant awarded to an executive officer or director, unless such award provides otherwise, will become immediately exercisable, and all restrictions on any shares of restricted stock subject to a restricted stock grant will immediately lapse, upon the occurrence of any of the following: (a) the sale, transfer or other conveyance of all or substantially all of the assets of the Company, (b) the acquisition of beneficial ownership of securities representing 15% or more of the voting power of the Company by any person or entity other than the Company, (c) the commencement of a tender offer or (d) the failure at any shareholders meeting following an election contest of any person nominated by the Company in the mailed proxy materials to win election to the Board.

     Amendment of Plan. The Board may amend or terminate the Option Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements and provided that, the section of the Option Plan addressing awards to non-employee directors, and the section concerning acceleration of exercisability under certain changes of control, to the extent such section relates to awards to non-employee directors, may not be amended more than once every six months other than to comport with changes in the tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

Tax Status of Options and Restricted Stock Grants

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Code will be entitled to ISO treatment. Among other requirements, to receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment (assuming the stock constitutes a capital asset in the hands of the optionee). The applicable capital gain rate depends on how long the ISO shares are held after exercise. If ISO shares are sold one year or later after exercise (and two years after grant) the gain will be taxed at the maximum rate of 20%. The employee’s gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a “disqualifying disposition”), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee’s gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock (assuming the stock constitutes a capital asset in the hands of the optionee). If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

     An optionee’s stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of the Company’s Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

     Nonqualified Stock Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable reporting requirements are satisfied for U.S. optionees) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any further tax deduction to the Company.

     Restricted Stock Grants. The award of restricted stock under the Option Plan will result in the award recipient’s recognition of ordinary income in the amount of the fair market value of such stock on the date of the award and the Company will be entitled to a corresponding deduction. This is so unless the stock is issued subject to a substantial risk of forfeiture, in which case the recognition of income may be deferred until the restrictions have lapsed. Gain or loss recognized on a subsequent sale or exchange of the stock received will be capital gain or loss (assuming the stock constitutes a capital asset in the hands of the optionee), which will be long-term or short-term depending on how long the shares have been held at the time of the sale or exchange.

     Other Tax Matters. If an optionee’s option becomes immediately exercisable because of a change in (i) the ownership or effective control of the Company or (ii) the ownership of a substantial portion of the assets of the Company (a “Change in Control”) and the participant is an officer, shareholder or highly-compensated employee of the Company, such acceleration could be subject to the “golden parachute” provisions of Sections 280G and 4999 of the Code. In addition, Section 162(m) of the Code imposes limitations on the deductibility of compensation paid to any covered employee in excess of $1,000,000 for such employee for a taxable year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Dynamex specifically incorporates it by reference into a filing.

     The Company’s Compensation Committee (the “Committee”) is empowered to review and recommend to the full Board of Directors the annual compensation and compensation procedures for all executive officers of the Company. The Committee (comprised solely of non-employee directors) also administers the Company’s Stock Option Plan.

     As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of both a base salary component and bonus component. The base salary component should be based generally on subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company’s executive compensation and the Company’s historical levels of compensation for executive officers. The Compensation Committee does not expect to assign quantitative relative weights, however, to any of these factors. The bonus component of the annual compensation of the executive officers should provide executive officers with the opportunity to earn a significant percentage of their base salary in the form of incentive compensation, which therefore puts a significant portion of their total compensation “at risk.” This incentive compensation is contingent upon the achievement of certain agreed upon individual goals for each executive officer and the achievement of certain corporate objectives such as continued growth in the Company’s earnings and revenues.

     The Company does not provide for any long-term compensation for executive officers other than through the granting of stock options. The Committee believes that the grant of stock options enables the Company to more closely align the economic interest of the executive officers to those of the shareholders. Option grants are made at the discretion of the Compensation Committee. The number of stock options granted to each executive employee is based primarily on their relative positions and responsibilities within the Company, and contributions to the Company.

     Pursuant to his employment contract with the Company, Richard K. McClelland, the Company’s chief executive officer, may not be awarded an annual bonus in an amount greater than 60% of his base pay for the fiscal year then ended. Based on the achievement of corporate growth, earnings and debt reduction targets as well as the achievement of personal objectives, Mr. McClelland was awarded a bonus equal to 60% of his base pay for the fiscal year ended July 31, 2004.

Dated: September 29, 2004

Compensation Committee

Stephen P. Smiley (chairman)
Brian J. Hughes
Kenneth L. Bishop

Executive Compensation

     The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the other executive officers of the Company whose total salary and bonus for the fiscal year ended July 31, 2004 exceeded $100,000:

Summary Compensation Table

				Long-term
				Compensation
	Annual Compensation			Awards
				Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options
Richard K. McClelland	2004	304,423	195,000	35,000
President and Chief Executive Officer	2003	289,423	248,750	—
	2002	275,000	—	30,000
Ray E. Schmitz	2004	204,615	100,261	22,000
Vice President — Chief Financial Officer	2003	202,838	144,640	—
	2002	189,258	—	20,000
James H. Wicker III	2004	191,462	92,346	22,000
Vice President — Business Development	2003	181,242	119,384	—
	2002	160,238	—	20,000

Employment and Consulting Agreements

     The Company has entered into an employment agreement with Mr. McClelland which provides for the payment of a base salary in the annual amount of $350,000, participation in an executive bonus plan, an auto allowance of Cdn $1,250 per month and participation in other employee benefit plans. Unless terminated earlier, the employment agreement shall continue until November 30, 2005, upon which date such agreement will be automatically extended for successive one-year renewal terms unless notice is given upon the terms provided in such agreement. Additionally, upon a sale or transfer of substantially all of the assets of the Company or certain other events that constitute a change of control of the Company, including the acquisition by a shareholder of securities representing 15% of the votes that may be cast for director elections, the Company shall continue to pay Mr. McClelland the compensation set forth in such agreement for the greater of two years from the date of such change of control or the remainder of the agreement term. During the term of the employment agreement and pursuant to such agreement, Mr. McClelland shall be a member of the Board of Directors of the Company.

     Messrs. Schmitz and Wicker have executed retention agreements with the Company that provide certain benefits in the event their employment is terminated subsequent to a change in control of the Company, as defined in the retention agreements. The retention agreements provide that if the officer is terminated, or if the officer elects to terminate employment under certain circumstances, the officer shall be entitled to a lump-sum payment of two times the sum of the officer’s base salary and target bonus, an 18 month continuation of employee benefits, and reimbursement of certain legal fees, expenses, and any excise taxes.

1996 Stock Option Plan

     The following table sets forth information with respect to the options to purchase shares of the Company’s Common Stock granted under the Option Plan to the Executive Officers named in the Summary Compensation Table during fiscal 2004.

Option Grants in Fiscal Year 2004

	Individual grants				Potential realizable value at assumed annual rates of stock price appreciation for option term (1)
	Number of	Percent of
	securities	total options
	underlying	granted to	Exercise or
	options	employees	base price	Expiration
	granted (#)	in fiscal year	($/Sh)	date	5% ($)	10% ($)
Richard K. McClelland	35,000	19%	13.99	6/22/2014	57,011	90,781
Ray E. Schmitz	22,000	12%	13.99	6/22/2014	35,836	57,062
James H. Wicker III	22,000	12%	13.99	6/22/2014	35,836	57,062

(1)	The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company’s estimates or projections of future prices of the shares of the Company’s common stock. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth information with respect to the unexercised options to purchase shares of the Company’s Common Stock granted under the Option Plan to the Executive Officers named in the Summary Compensation Table and held by them at July 31, 2004.

Option Exercises in Fiscal Year 2004 and Fiscal Year-end 2004 Option Values

Number of
securities
underlying
			unexercised	Value of unexercised in-
	Shares		options at FY -	the-money options at FY
	acquired on	Value	end (#) Exercisable	- end ($) Exercisable /
	exercise (#)	realized ($)	/ Unexercisable	Unexercisable (1)
Richard K. McClelland	105,000	979,052	193,600/57,400	1,338,571/355,193
Ray E. Schmitz	—	—	47,400/37,600	641,713/244,123
James H. Wicker III	25,000	293,576	29,400/37,600	309,213/244,123

(1)	Based on the closing price of the Company’s Common Stock on July 31, 2004 which price was $15.55 per share.

Equity Compensation Plan Information

     The following table sets forth information concerning the shares of Common Stock that may be issued, upon exercise of options or the grant of restricted stock awards, to all directors and eligible employees, including officers.

	Number of securities		Number of securities
	to be issued upon	Weighted-average	remaining available for
	exercise of	exercise price of	future issuance under
	outstanding options,	outstanding options,	equity compensation
Plan category	warrants and rights	warrants and rights	plans (1)
Equity compensation plans approved by security holders	799,080	$7.23	137,856
Equity compensation plans not approved by security holders	—	—	—

Total	799,080	$7.23	137,856

(1)	Includes 67,000 shares reserved for future issuance to non-employee directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock, are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulation to furnish the Company with copies of all such reports.

     To the Company’s knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company, the Company believes that during the Company’s fiscal year ended July 31, 2004, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and ten percent shareholders were met.

Beneficial Ownership of Common Stock

     The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 29, 2004 for (i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each director, (iii) each Named Executive and (iv) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent
Directors and executive officers:
Richard K. McClelland	206,600	1.80%
Kenneth H. Bishop	30,922	*
Brian J. Hughes (2)	—	*
Wayne Kern	25,960	*
Bruce E. Ranck	27,500	*
Ray E. Schmitz	57,400	*
Stephen P. Smiley	21,660	*
James H. Wicker III	29,400	*
All directors and executive officers as a group	399,442	3.48%
Other 5% shareholders:
FMR Corp. (3)	1,146,545	9.98%
82 Devonshire Street Boston, Massachusetts 02109

*	Indicates less than 1%.

(1)	Includes shares issuable upon the exercise of stock options outstanding and fully vested on or within 60 days after July 31, 2004.

(2)	Excludes 254,000 shares beneficially owned by GuideOne Insurance Group, Inc., which employs Mr. Hughes as Vice President — Investments. Mr. Hughes disclaims beneficial ownership of such shares.

(3)	Based on information as of July 12, 2004 as reported on Schedule 13G by FMR Corp.

Stock Price Performance

     Set forth below is a line graph indicating the stock price performance of the Company’s common stock for the period beginning August 1, 1999 and ending July 31, 2004 as contrasted with the AMEX Market Index and the Russell 2000 Stock Index**. The graph assumes that $100 was invested at the beginning of the period and has been adjusted for any stock dividends distributed after August 1, 1999. No cash or stock dividends have been paid during this period.

COMPARATIVE CUMULATIVE TOTAL RETURN
AMONG DYNAMEX INC.,
NASDAQ COMPOSITE INDEX
AND RUSSELL 2000 INDEX

ASSUMES $100 INVESTED ON AUGUST 1, 1999
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING JULY 31, 2004

**	The Russell 2000 Stock Index represents companies with a market capitalization similar to that of the Company. The Company does not believe it can reasonably identify a peer group because it believes that there is only one public company engaged in lines of business directly comparative to those of the Company.

OTHER MATTERS

Miscellaneous

     The Board of Directors knows of no other matters that are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2006 Proxy Statement

     Any shareholder proposal to be presented for action at the 2006 Annual Meeting of Shareholders must be received at the Company’s principal executive offices no later than July 15, 2005, for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting.

     The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Company. In addition, officers and employees of the Company (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews, or telephone.

By Order of the Board of Directors

Dated: November 12, 2004

/s/ Wayne Kern
Wayne Kern
Secretary

DYNAMEX INC.

CHARTER OF THE AUDIT COMMITTEE

Adopted August 1, 2004

     This Audit Committee Charter (the “Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors of Dynamex Inc. (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

1. Purpose. The purposes of the Committee are to:

(i)	determine the evaluation, selection and replacement of independent auditors of the Corporation for each fiscal year, with approval of selection by shareholders, and such independent auditors shall be accountable ultimately to the Committee and the Board of Directors;

(ii)	review the appropriateness of the charges by the independent auditors for both auditing and non-auditing services and the effect thereof on their independence, and report thereon to the Board of Directors;

(iii)	meet with the representatives of the independent auditors of the Corporation and management prior to commencement of the annual audit by the independent auditors for the purpose of reviewing the scope of such audit, and meet again with said representatives subsequent to completion of such audit for the purpose of reviewing the results thereof and management’s representations that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and report thereon to the Board of Directors;

(iv)	receive periodic written reports from the independent auditor regarding the auditor’s relationship with the Corporation, discuss such relationships with the auditor that may impact the objectivity and independence of the auditor, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditor;

(v)	discuss with the independent auditor the matters required to be discussed relating to the review and/or audit of the financial statements, including those covered by Statement on Auditing Standards No. 61;

(vi)	review the annual financial statements and other financial information to be included in the Corporation’s Annual Report on Form 10-K, and in the Corporation’s annual report to shareholders, and report thereon to the Board of Directors and, based upon the Committee’s discussion with management and independent auditors and the Committee’s review of the representations of management and report of the independent auditors to the Committee, recommend inclusion of the financial statements in the Annual Report on Form 10-K;

(vii)	review the Corporation’s financial statements prior to their inclusion in the Corporation’s Quarterly Reports on Form 10-Q.

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(viii)	include in the Corporation’s annual proxy statement regarding the matters contained in paragraphs (iv), (v) and (vi) above;

(ix)	monitor and oversee management’s process of internal controls and financial reporting and the independent auditor’s process of auditing the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and reporting thereon;

(x)	review the recommendations of the independent auditors with respect to any material weaknesses in the system of internal control followed by the Corporation and its subsidiaries and any material questions or problems with respect to the accounting records, procedures, or operations of the Corporation and its subsidiaries which have not been resolved to such auditor’s satisfaction after having been brought to the attention of management, and report thereon to the Board of Directors;

(xi)	review changes in the significant accounting policies of the Corporation and its subsidiaries and the effect, if any, on the Corporation’s financial statements of recent or proposed requirements of the Securities and Exchange Commission, the Financial Accounting Standards Board, or similar bodies, and report thereon to the Board of Directors;

(xii)	serve as the independent auditors’ access to the Board of Directors with respect to all matters within the scope of such auditors’ authority and, if deemed necessary, direct and supervise investigations into such matters;

(xiii)	periodically review and assess (a) the internal control systems of the Corporation, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Corporation’s policies on compliance with laws and regulations, (c) the Corporation’s Code of Ethics, and (d) the methods and procedures for monitoring compliance with such policies, including the Corporation’s whistleblower policies; and

(xiv)	establish procedures for (a) the receipt, retention, investigation and resolution of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters

2. Committee Members.

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

2.2	Qualifications. Each member of the Committee shall be independent. To be “independent,” a director may not have a relationship with the Corporation or its management or a private interest in the Corporation that in any way may interfere with the exercise of such director’s

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independence from the Corporation and its management. In addition, each member of the Committee must meet the independence requirements of Nasdaq and applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission (“SEC”). All members of the Committee shall be financially literate and at least one member of the committee shall have financial expertise, as such financial terms are interpreted by the Board of Directors.

3. Meetings.

3.1.	Frequency of Meetings. The Committee shall meet on a regular basis with the management of the Corporation and the independent auditors of the Corporation, and shall meet at such additional times as may be necessary or desirable to conduct the business of the Committee.

3.2	Presiding Officer. A member of the Committee shall be designated as the Chairperson of the Committee by the Board of Directors, and the Chairperson shall be responsible for assuring that the Committee satisfies its obligations under the Committee’s charter and shall serve as the liaison for the Committee to the management of the Corporation.

3.3	Quorum. Two members of the Audit Committee shall constitute a quorum for the transaction of business at any meeting of the Committee and that the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

4. Authority.

4.1	Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members, shall have the authority, at the Corporation’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee’s responsibilities.

4.2	Advisors. The Committee shall have the authority (i) to retain, at the Corporation’s expense, independent legal, financial and other advisors it deems necessary to fulfill its responsibilities, and (ii) determine the compensation of such advisors.

4.3	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

4.4	Information. The Committee shall have the authority to require any officer, director or employee of the Corporation, the Corporation’s outside legal counsel and the independent auditors to meet with the Committee and any of its advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Corporation in carrying out its responsibilities.

4.5	Funding. The Committee shall have the authority to determine, on behalf of the Corporation, the compensation of (i) the independent auditor for its services in rendering an audit report, and (ii) any advisors employed by the Committee.

5. Assessment.

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5.1	Board Reports. The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors and the performance of the Corporation’s internal audit function.

5.2	Charter Assessment. The Committee shall annually review and assess the adequacy of this Charter and advise the Board of its assessment and of its recommendation for any changes to the Charter.

5.3	Committee Self-Assessment. The Committee shall annually review and make a self-assessment of its performance and shall report the results of such self-assessment to the Board.

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PROXY

DYNAMEX INC.

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Dynamex Inc. (the “Company”) to be held on January 11, 2005, at 10:00 a.m., Central Standard Time, and the Proxy Statement in connection therewith, and (b) appoints Richard K. McClelland his proxy, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

ELECTION OF DIRECTORS
	☐	FOR nominees listed below except as marked to the contrary below

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Richard K. McClelland, Kenneth H. Bishop, Brian J. Hughes, Wayne Kern, Bruce E. Ranck and Stephen P. Smiley

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

☐ FOR                       ☐ AGAINST                       ☐ ABSTAIN

APPROVAL OF THE SECOND AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 1996 STOCK OPTION PLAN

☐ FOR                       ☐ AGAINST                       ☐ ABSTAIN

IN THE DISCRETION OF THE PROXY, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

☐ FOR                       ☐ AGAINST                       ☐ ABSTAIN

IMPORTANT: SIGN ON OTHER SIDE

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS, RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS AND APPROVE THE SECOND AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:

Signature

(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.